EXHIBIT 9.1



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                                VOTING AGREEMENT
                                ----------------


         THIS VOTING AGREEMENT (this "Agreement") is entered into as of May 17, 2000 by and among Karts International Incorporated, a Nevada corporation (the "Company"), each of the parties listed on Schedule A attached hereto (the "Investor"), and each of the parties listed on Schedule B attached hereto and such other parties as may from time to time and with the consent of the Company become parties hereto (the parties listed on Schedule B and such other parties being collectively referred to as the "Principal Shareholders"). This Agreement shall become effective as of the Closing (as defined therein) of that certain Series A Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") by and among the Company and the Investor named therein. The Agreement relates to the issued and outstanding common stock (the "Shares") of the Company currently owned or which may, in the future, be acquired by the Principal Shareholders.

                                    RECITALS
                                    --------

         WHEREAS, the Company and the Investor have entered into the Purchase Agreement, providing, among other things, for the purchase of shares of the Company's Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock");

         WHEREAS, the execution and delivery of this Agreement by the Company, the Investor and the Principal Shareholders is a condition to the closing of the issuance, sale and purchase of the Series A Preferred Stock pursuant to the Purchase Agreement; and

         WHEREAS, the Principal Shareholders believe it is in their best interests to provide for the future voting of the shares and desire to set forth their agreement with respect to voting the Shares.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                     VOTING
                                     ------
         1.01 General Agreement. The Principal Shareholders hereby agree to take all action that may be necessary, and to cause their respective Shares to be voted in such a manner as to carry out and enforce the terms and intent of this Agreement.

         1.02 Voting. During the term of this Agreement, each Principal Shareholder agrees it shall vote the Shares in the manner directed by Investor or its designee (the "Voting Person"), subject to the terms of this Agreement. In that regard, each Principal Shareholder acknowledges and agrees that his Shares will be voted in accordance with the terms and conditions of this Agreement (including, but not limited to, Sections 1.03 and 1.07 of this Agreement) at all meetings of shareholders of the Company, annual and special, and whenever action is to be taken by the shareholders of the Company by written consent or otherwise, at all times during the term of this Agreement.

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         1.03 Manner of Voting.  The Voting  Person shall vote the Shares at all meetings and on all matters (including but not limited to the election of directors) upon which the holders of common stock of the Company are entitled to vote. The Voting Person shall vote the Shares as the Voting Person, in his sole discretion, may deem in the best interests of the Company. Without limiting the generality of the foregoing, the Principal Shareholders specifically agree that the Voting Person shall have the right to vote the Shares by written consent.

         1.04 Liability of Voting Person. The Voting Person assumes no responsibility for any action taken by him or by any agent appointed by him as herein provided, and the Voting Person, whether or not acting under the advice of counsel, shall not incur or be under any responsibility or liability as shareholder, trustee, fiduciary or otherwise, by reason of any error or law, or of any matter or thing done or suffered or omitted to be done by the Voting Person under this Agreement, except for his own gross negligence or willful malfeasance.

         1.05. Compensation and Expenses. The Voting Person shall not be compensated for serving as such.

         1.06. Other Rights of Principal Shareholders. Except as contemplated by this Agreement, each Principal Shareholder shall exercise the full rights of a Principal Shareholder with respect to the Shares registered in his name, subject to any applicable laws or any other written agreements entered into by such Principal Shareholder.

         1.07. Irrevocable Proxy. To enable the Voting Person to exercise the power to vote the Shares as provided herein, each Principal Shareholder agrees to execute and deliver to the Voting Person simultaneously with the execution of this Agreement an irrevocable proxy in the form attached hereto as Schedule
1.07. THE PROXY GRANTED PURSUANT TO THIS AGREEMENT BY EACH OF THE SHAREHOLDERS TO THE VOTING PERSON IS IRREVOCABLE AND SHALL BE DEEMED COUPLED WITH AN INTEREST AND SHALL BE VALID DURING THE ENTIRE TERM OF THIS AGREEMENT, WHICH SHALL BE MORE THAN ELEVEN (11) MONTHS FROM THE DATE OF THIS AGREEMENT.

                                   ARTICLE II

                             LEGEND ON CERTIFICATES
                             ----------------------

         The parties hereto agree that all certificates representing all Shares which at any time are subject to the provisions of this Agreement shall have conspicuously endorsed upon them a legend substantially to the following effect:

         The shares of stock represented by this certificate are subject to a Voting Agreement dated as of May ___, 2000, a copy of which is on file at the principal office of the Company.


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                                   ARTICLE III

                                    REMEDIES
                                    --------

         3.01. Defenses. Each Principal Shareholder agrees and acknowledges that each restriction, covenant and agreement set forth herein constitutes a separate agreement independently supported by good and adequate consideration. The existence of any claim or cause of action of any Principal Shareholder against any other Principal Shareholder or Investor, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the other Principal Shareholders or Investor of the restrictions, covenants and agreements contained in this Agreement.

         3.02. Specific Enforcement. Each Principal Shareholder acknowledges and recognizes that a violation or threatened violation by him of the restrictions, agreements or covenants contained in this Agreement will cause such damage to the other Principal Shareholders and Investor as will be irreparable and that the other Principal Shareholders and Investor will have no adequate remedy at law for such violation or threatened violation. Accordingly, each party hereto agrees that Investor shall be entitled as a matter of right to seek and obtain an injunction from any court of competent jurisdiction, restraining any further violation or threatened violation of such restrictions, agreements or covenants and granting mandatory relief compelling such offender to carry out his obligations hereunder. Such right to injunctive and mandatory relief shall be cumulative and in addition to whatever other remedies the other Principal Shareholders or Investor may have at law or in equity.

         3.03. Severability and Reformation. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision is too broad to be enforced as written, the parties intend that the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

         3.04. Attorneys' Fees. If any legal action is brought by any party hereto to enforce the terms and conditions of this Agreement, it is expressly agreed that the party in whose favor a final judgment is entered shall be entitled, in addition to any other relief which may be awarded, to recover from the other party or parties its reasonable attorneys' fees, together with such prevailing party's other costs and reasonable and necessary expenses incurred in connection with such litigation.

                                   ARTICLE IV

                                      TERM
                                      ----

         This Agreement shall terminate on May 1, 2015.


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                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         5.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the address for such party set forth below (or at such other address for a party as shall be specified by like notice):

                  (i)   in the case of the Company:


                             Karts International Incorporated
                             P. O. Box 695
                             62204 Commercial Street
                             Roseland, Louisiana 70456
                             Fax Number: (504) 747-2700

                  (ii) in the case of an Investor, to the address listed for such Investor on Schedule A ---------- hereto; and

                  (iii) in the case of a Principal Shareholder, to the address listed for such Principal Shareholder on Schedule B hereto.

         Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by telecopier shall be confirmed promptly after transmission in writing by certified mail, commercial delivery service or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

         The above addresses may be changed only by giving written notice of such change of address to other Principal Shareholders.

         5.02. Construction. The use of the singular number shall include the plural and the plural number shall include the singular wherever appropriate.

         5.03. Gender. The use of any gender in this Agreement shall be deemed to be or include the other gender wherever appropriate.

         5.04. Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.



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         5.05.  Inurement,  Transfers.  The provisions of this  Agreement  shall inure to the benefit of, and shall be binding upon, the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto. To the extent applicable, each Principal Shareholder agrees to insert in his will a direction and an authorization to his executor to fulfill and comply with the provisions hereof. Any transferring Principal Shareholder shall cause any transferee of any Shares to execute a consent, in the form attached hereto as Schedule 5.05, agreeing to be bound by the provisions of this Agreement.

         5.06. Amendment. This Agreement may only be amended by written consent of all the parties to this Agreement at the time of such amendment.

         5.07. Headings. The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matters to be considered in construing the terms of this Agreement.

         5.08. Spouses as Parties. The parties hereto agree that, if applicable, the spouse of each Principal Shareholder shall be deemed to be a party to this Agreement, shall be bound by all of terms and conditions hereof and shall so signify by executing this Agreement.

         5.09. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

         5.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original hereof, but all of which shall constitute one and the same document.



                            [Signature pages follow.]





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         IN WITNESS  WHEREOF,  the parties have  executed this  Fundu.com,  Inc.
Voting Agreement on the date first indicated above.

                         COMPANY:
                         -------

                         KARTS INTERNATIONAL CORPORATION


                         By:
                              Charles Brister
                              President and CEO


                         INVESTOR:
                         --------

                         THE SCHLINGER FOUNDATION


                         By:
                         Name:
                         Title:





                      [SIGNATURE PAGE TO VOTING AGREEMENT]






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                             PRINCIPAL SHAREHOLDERS:
                             ----------------------



                             -----------------------



                             -----------------------










                      [SIGNATURE PAGE TO VOTING AGREEMENT]

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                                   Schedule A
                              Schedule of Investor


The Schlinger Foundation
1944 Edison Street
Santa Ynez, California  93460








                                       8
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                                   Schedule B
                       Schedule of Principal Shareholders


         Name                              Address
         ----------------------------      ----------------------------

         Charles Brister                   [To Come]

         Richard N. Jones                  [To Come]

         Halter Financial Group, Inc.      14160 Dallas Parkway
                                           Suite 950
                                           Dallas, Texas 75240








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                                      PROXY


         BY EXECUTION HEREOF, and in accordance with the terms of that certain Voting Agreement dated May ___, 2000, by and among Karts International Incorporated, a Nevada corporation (the "Company"), each of the parties listed on Schedule A attached thereto (the "Investor"), and each of the parties listed on Schedule B attached thereto and such other parties as may from time to time and with the consent of the Company become parties hereto, the undersigned shareholder (the "Shareholder") of the Company hereby constitutes and appoints the Voting Person as defined in the Voting Agreement, being The Schlinger Foundation, as Attorney and Proxy of the Shareholder, to exercise the right to vote or consent to shareholder action with respect to all stock owned by the Shareholder, at any and all meetings of the shareholders, of the Company or whenever action needs to be taken by the shareholders, by written consent or otherwise, upon any business or matter that may properly come before any such meeting or may properly be determined by a written consent of or otherwise by the shareholders of the Company. THE PROXY GRANTED HEREBY TO THE VOTING PERSON IS IRREVOCABLE AND SHALL BE DEEMED COUPLED WITH AN INTEREST, AND SHALL BE VALID DURING THE ENTIRE TERM OF THE VOTING AGREEMENT, WHICH SHALL IN ANY EVENT BE MORE THAN ELEVEN MONTHS FROM THE DATE OF EXECUTION OF SUCH VOTING AGREEMENT. The proxy granted herein may not be revoked by the Shareholder except upon termination of the Voting Agreement as provided in Article IV thereof.


         Dated as of May ___, 2000.







                                       10
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                                     CONSENT


         The undersigned, having acquired shares of Common Stock, no par value, of Karts International Incorporated (the "Company"), hereby agrees to be bound by the terms and conditions of the Voting Agreement, dated as of May _, 2000, among the Shareholders therein named, the form of which is attached hereto, as if the undersigned had been a party to, and a "Shareholder" as defined in, such Voting Agreement as of the date thereof.



Name:

Signature:

Address:




No. of Shares:

Spouse's Name:

Spouse's Signature:




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